Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-1 No. 333-281201, 333-275870 and 333-272752);
(2)
Registration Statement (Form S-3 No. 333-267801), and
(3)
Registration Statement (Form S-8 No. 333-257446, 333-274625, 333-228794 and

333-205158);

of our report dated March 31, 2026, with respect to the consolidated ﬁnancial statements of Aptose Biosciences Inc. included in this Annual Report (Form 10-K) of Aptose Biosciences Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Chartered Professional Accountant

Licensed Public Accountants

Toronto, Canada

March 31, 2026